Exhibit 11.9

2016 Credit Support Annex for Variation Margin (VM)

to the Schedule to the

ISDA Master Agreement dated July 12, 2017

between

JPMORGAN CHASE BANK, N.A. (“Party A”)	and	CAMBRIDGE MASTER FUND L.P. (“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced ISDA Master Agreement (the “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraphs 1 – 12 of the ISDA 2016 Credit Support Annex for Variation Margin (VM) (ISDA Agreement Subject to New York Law) published by the International Swaps and Derivatives Association, Inc. are hereby incorporated by reference and made a part hereof.

Paragraph 13. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means United States Dollars (U.S. $).

(ii)	“Eligible Currency” means United States Dollars (U.S. $).

(b)	Covered Transactions; Security Interest for Obligations; Exposure.

(i) The term “Covered Transactions” as used in this Annex includes all Transactions (other than Spot FX Transactions).

“Spot FX Transaction” means any “FX Transaction” as defined in the ISDA 1998 FX and Currency Option Definitions (the “FX Definitions”) with a Settlement Date (as defined in the FX Definitions which is on or before the second Local Business Day following the day on which the parties entered into such FX Transaction and which is not subject to a requirement to collect or post variation margin under applicable law.

(ii)	The term “Obligations” as used in this Annex includes the following additional obligations: None specified

(iii)	“Exposure” has the meaning specified in Paragraph 12.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(c)	Credit Support Obligations.

(i)	Delivery Amount (VM) and Return Amount (VM).

(A) “Delivery Amount (VM)” has the meaning specified in Paragraph 3(a).

(B) “Return Amount (VM)” has the meaning specified in Paragraph 3(b).

(ii)

Eligible Collateral (VM). The following items will qualify as “Eligible Collateral” provided that the non-cash items below (if any) shall only qualify as Eligible Collateral if they are, on the relevant Valuation Date, rated at least AA by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or at least Aa2 by Moody’s Investors Service, Inc. (such requirement, the “Ratings Condition”), but only to the extent that such Ratings Condition requires a higher minimum rating than any minimum ratings requirement applicable to the Eligible Collateral identified below under applicable law.

ISDA COLLATERAL ASSET DEFINITION (ICAD) CODE	REMAINING MATURITY	VALUATION PERCENTAGE
US-CASH	Not applicable	100%
US-TBILL / US-TNOTE / US-TBOND / US-TIPS	Less than 1 year From 1 year, up to and including 5 years More than 5 years, up to and including 10 years More than 10 years, less than 30 years	99.5 98 96 96	% % % %
US-STRIP	All	92%

The definitions used in this table are taken from the ISDA publication “Collateral Asset Definitions” (First Edition – June 2003) and are hereby incorporated by reference.

Notwithstanding anything contained herein to the contrary, in the event that no current market price from a generally recognized publicly available pricing source can be obtained for a security that otherwise constitutes Eligible Collateral, such security shall no longer constitute Eligible Collateral hereunder.

If at any time the Valuation Percentage assigned to an item of Eligible Collateral with respect to a party (as the Pledgor) under this Annex is greater than the maximum permitted valuation percentage for such item of collateral under any law requiring the collection of variation margin applicable to the other party (as the Secured Party), then the Valuation Percentage with respect to such item of Eligible Collateral and such party will be such maximum permitted valuation percentage. Such maximum permitted valuation percentage will be the applicable Valuation Percentage for the affected items with effect from the fifth Local Business Day following the date of delivery of a written notice by a party (a “VP Adjustment Notice”) which: (a) specifies the relevant law requiring such maximum permitted valuation percentage; and (b) identifies the relevant affected items and, if applicable, describes the reason why such item falls within such

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

law. To the extent relevant, such VP Adjustment Notice may break an item type into sub-categories and identify the related maximum permitted valuation percentages if lower than the assigned percentage.

(iii)	Legally Ineligible Credit Support (VM). The provisions of Paragraph 11(g) will apply to both parties:

(A)	“Total Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified here: Not specified.

(B)	“Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified here: Not specified.

(iv)	Credit Support Eligibility Conditions (VM). None applicable.

(v)	“Valuation Percentage”; “FX Haircut Percentage”

(A)

“Valuation Percentage”. The Valuation Percentage for either party (as the Pledgor) and any item of Eligible Collateral (VM) will be the valuation percentage for such item as set forth in Paragraph 13(c)(ii), “Eligible Collateral (VM)”.

(B)	“FX Haircut Percentage”. The FX Haircut Percentage for either party (as the Pledgor) and any item of Eligible Collateral (VM) will be zero.

(vi)	Other Eligible Support (VM). The following items will qualify as “Other Eligible Support (VM)” for the party specified (as the Pledgor): None specified.

(vii)	Minimum Transfer Amount.

(A)

“Minimum Transfer Amount” means with respect to Party A and Party B: US$250,000, provided, however, that if an Event of Default has occurred and is continuing with respect to a party, the Minimum Transfer Amount for such party shall be zero.

(B) Rounding.

(1)	the Delivery Amount (VM) will be rounded up to the nearest integral multiple of 10,000 units of the Base Currency; and

(2)	the Return Amount (VM) will be rounded down to the nearest integral multiple of 10,000 units of the Base Currency.

(viii)	Transfer Timing. “Regular Settlement Day” has the meaning specified in Paragraph 12, unless otherwise specified here: Not specified.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(d)	Valuation and Timing.

(i)	“Valuation Agent” means:

(A)

for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3 in respect of the applicable Valuation Date unless there has occurred and is continuing any Event of Default, Potential Event of Default or Additional Termination Event with respect to such party, in which case the other party shall be the Valuation Agent provided, however, that in the event that both parties are making a demand under Paragraph 3 in respect of any Valuation Date (t):

(1)

if on the immediately preceding Valuation Date (t-1) only one party made a demand under Paragraph 3 the Valuation Agent in respect of that Valuation Date (t) shall be the party which was the Valuation Agent on the immediately preceding Valuation Date (t-1);

(2)

if on the immediately preceding Valuation Date (t-1) both parties made a demand under Paragraph 3 the Valuation Agent in respect of that Valuation Date (t) shall be the party which was not the Valuation Agent on the immediately preceding Valuation Date (t-1); and

(3)	if there is no immediately preceding Valuation Date (t-1), the Valuation Agent in respect of that Valuation Date (t) shall be Party A (or if none, the first named party in the Agreement).

(B)	for purposes of Paragraph 6(d), the Secured Party as defined therein.

(ii)	“Valuation Date” has the meaning specified in Paragraph 12.

For purposes of determining the Valuation Date and clause (iii) of the definition of “Local Business Day” in Paragraph 12, “Valuation Date Location” means, with respect to each party, each city, region, or country specified below:

Party A: New York

Party B: New York

(iii)	“Valuation Time” has the meaning specified in Paragraph 12.

(iv)	“Notification Time” means 10:00 a.m., New York time, on a Local Business Day.

(v)	Events of Default.

Paragraph 7(i) of this Annex is hereby amended and restated in its entirety as follows: “(i) that party fails (or fails to cause its Custodian (VM)) to make, when due, any Transfer of Eligible Collateral (VM), Posted Collateral (VM), or the Interest Payment (VM), as applicable, required

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

to be made by it and that failure continues until the close of business on the Local Business Day after the day upon which such Transfer was due.” Paragraph 7(ii) and (iii) of this Annex are hereby amended by replacing the words “five Local Business Days” and “30 days,” respectively, with the words “3 Local Business Days” and “10 days,” respectively.

(e)	Conditions Precedent and Secured Party’s Rights and Remedies.

(i)	The provisions of Paragraph 4(a) will apply.

(ii)

If the provisions of Paragraph 4(a) are applicable, the following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A, any Additional Termination Event and with respect to Party B, any Additional Termination Event.

(f)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable

(g) Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(iv)(A)(3) and 5(iv)(B), the Value of Posted Credit Support (VM) will be calculated as follows:

(A)	The Value of USD-CASH will be the face amount thereof; and

(B)

with respect to any Eligible Collateral other than US-CASH, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by two principal market makers for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from two principal market makers for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this provision) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(h)	Holding and Using Posted Collateral (VM).

(i)

Eligibility to Hold Posted Collateral (VM). Party A will be entitled to hold Posted Collateral (VM) itself or through its Custodian (VM) pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)	Party A is not a Defaulting Party.

(B)

The Custodian is a Bank (as defined in the Federal Deposit Insurance Act) which is unaffiliated with Party A, organized under the laws of the United States or any state thereof, having assets of at least USD10 billion and whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least A- by S&P or A3 by Moody’s.

Party B will be entitled to hold Posted Collateral (VM) itself or through its Custodian (VM) pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)	Party B is not a Defaulting Party.

(B)

The Custodian is a Bank (as defined in the Federal Deposit Insurance Act) which is unaffiliated with Party B, organized under the laws of the United States or any state thereof, having assets of at least USD10 billion and whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least A- by S&P or A3 by Moody’s.

As used herein:

“Moody’s” shall mean Moody’s Investors Service, Inc., or its successor.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or its successor.

(ii)	Use of Posted Collateral (VM). The provisions of Paragraph 6(c) will apply to both parties.

(i)	Distributions and Interest Payment (VM).

(i) Interest Rate (VM). The “Interest Rate (VM)” in relation to each Eligible Currency specified below will be:

Eligible Currency	Interest Rate (VM)	A/365 Currency
USD	Fed Funds	No

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

For purposes of the foregoing:

“Fed Funds” means for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate that appears on Reuters Page FEDM or on Bloomberg Page FEDL01 for such day, or as published in another source mutually agreed by the parties.

(ii)	Transfer of Interest Payment (VM) or Application of Interest Amount (VM).

Interest Transfer: Applicable.

For the purposes of Paragraph 6(d)(ii)(A), the Transfer of an Interest Payment (VM) by the Interest Payer (VM) will be made on or prior to the third Local Business Day of each calendar month.

Interest Payment Netting: Not Applicable.

Interest Adjustment: Not Applicable.

The definition of “Interest Period” set out in Paragraph 12 of this Annex shall be deleted in its entirety and replaced with the following:

“Interest Period” means each calendar month, provided that (i) if this Annex is not entered into on the first day of a calendar month, the first interest period will be the period from (and including) the day on which this Annex is entered into to (and including) the last day of such calendar month and (ii) if an Early Termination Date has been designated or deemed to occur in relation to a party, the Interest Period shall mean the period from (and including) the first day of the calendar month in which such Early Termination Date occurred to (but excluding) such Early Termination Date.

(iii)	Other Interest Elections.

Negative Interest: Applicable.

Daily Interest Compounding: Not Applicable.

(iv)	Alternative to Interest Amount (VM) and Interest Payment (VM). Not specified

(j)	Credit Support Offsets. Not Applicable.

(k)	Additional Representation(s). None specified.

(l)	Other Eligible Support (VM) and Other Posted Support (VM).

(i)	“Value” with respect to Other Eligible Support (VM) and Other Posted Support (VM) means: Not applicable.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(ii)	“Transfer” with respect to Other Eligible Support (VM) and Other Posted Support (VM) means: Not applicable.

(m)	Demands and Notices.

(i)	All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

With respect to Party A:

JPMorgan Chase Bank, N.A.

JPM Collateral Services

500 Stanton Christiana Road

NCC5/FL1 DE3-4184

Newark, Delaware 19713

Group Telephone No.: (302) 634-4607

Facsimile No.: (302) 552-6930

Email: collateral_services@jpmorgan.com

Party B:

Cambridge Master Fund L.P.

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

Attention: Patrick Egan

Email: Patrick.egan@morganstanley.com

(n)	Addresses for Transfers.

Party A: As advised from time to time.

Party B: As advised from time to time.

(o)	Other CSA. None.

(p)	SFTR Information Statement. Party A provides to Party B the “Information Statement in accordance with Article 15 of the Securities Financing Transactions Regulation” attached hereto as Exhibit A.

(q)	Other Provisions.

(i)

Initial Returned Posted Credit Support. Notwithstanding anything to the contrary in the Annex, the Secured Party may satisfy its obligation to Transfer a Return Amount (VM) in accordance with Paragraph 3(b) by Transferring any Eligible Collateral (VM) or, if Eligible Collateral (VM) does not include Cash, any Eligible Collateral (VM) or Cash, to the Pledgor

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(the “Initial Returned Posted Credit Support”); provided, that, no later than the relevant Return Date, (1) the Secured Party Transfers to the Pledgor the Posted Credit Support (VM) specified by the Pledgor in its demand for a Return Amount (VM) (a “Return Request”) and (2) the Pledgor Transfers to the Secured Party the Initial Returned Posted Credit Support plus interest on the Cash included in the Initial Returned Posted Credit Support, if any, at the Interest Rate (VM). For purposes hereof, “Return Date” means (x) if the relevant Return Request was received by the Secured Party by the Notification Time on a Local Business Day, the close of business on the next Local Business Day and (y) if the relevant Return Request was received by the Secured Party after the Notification Time on a Local Business Day, the close of business on the second Local Business Day thereafter.

(ii)	Independent Amounts. The following amendments are made to this Annex in order to provide for the inclusion of independent amount margin:

The phrase “and Independent Amounts (IA)” is added to the title to the Annex such that the title of the Annex reads in its entirety: “2016 Credit Support Annex for Variation Margin (VM) and Independent Amounts (IA)”.

Each instance of “(VM)” in the Annex is replaced with “(VM)/(IA)”

Paragraph 1(c) of the Annex is hereby replaced with the following:

“(c)

Scope of this Annex and the Other CSA. The only Transactions which will be relevant for the purposes of determining a “Credit Support Amount (VM/IA)” under this Annex will be the Covered Transactions specified in Paragraph 13. Each Other CSA, if any, is hereby amended such that the Transactions that will be relevant for purposes of determining “Exposure” or, unless otherwise provided in Paragraph 13, any “Independent Amount” thereunder, if any, will exclude the Covered Transactions. Except as provided in Paragraphs 8(a), 8(b) and 11(j), nothing in this Annex will affect the rights and obligations, if any, of either party with respect to initial margin not designated as an “Independent Amount” under each Other CSA, if any, with respect to Transactions that are Covered Transactions.”

Paragraph 3(a)(i) is deleted and replaced with “the Credit Support Amount (VM)/(IA)” and Paragraph 3(b)(ii) is deleted and replaced with “the Credit Support Amount (VM)/(IA)”.

Paragraph 12 of the Annex is hereby further amended by adding the following defined terms thereto in alphabetical order:

“Credit Support Amount (VM)/(IA)” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any; provided, however, that the Credit Support Amount (VM)/(IA) will be deemed to be zero whenever the calculation of Credit Support Amount (VM)/(IA) yields a number less than zero.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

“Independent Amount” means, with respect to a party, the amount specified for that party in Paragraph 13, or if no amount is specified, zero.

(iii)	(A) “Independent Amount” shall not apply to Party A for purposes of this Annex.

“Independent Amount” means, with respect to Party B in respect of any Valuation Date, an amount determined by Party A equal to the sum of the Transaction Independent Amounts.

“Transaction Independent Amount” means, as of any Valuation Date, an amount determined by Party A as follows:

(i) in respect of any Transaction outstanding as of such Valuation Date evidenced by a Confirmation that sets forth an Independent Amount (an “IA Transaction”), such Independent Amount;

(ii) in respect of In Scope Transactions (as defined below) outstanding as of such Valuation Date, an amount equal to the product of (a) the greater of (1) the product of the Risk Determination (as defined below) times the Risk Multiplier (as defined below) and (2) the Stress-Based Independent Amount (as defined below) times (b) the Portfolio Multiplier (as defined below); and

(iii) in respect of each Transaction that is neither an In Scope Transaction nor an IA Transaction (an “Out of Scope Transaction”), an amount equal to the product of the notional principal amount (as determined as set forth below) of such Out of Scope Transaction multiplied by the percentage set forth below opposite the relevant type of Out of Scope Transaction in the following grid:

Transaction Type	Percentage
(1) Fixed income products (including swaps, swaptions, caps, floors, collars, and forward rate agreements) and total return swaps on instruments other than high yield and convertible bonds, in each case involving only Developed Market Currencies (as defined below)	5%

(2) Mortgage-backed swaps involving only Developed Market Currencies	30%

(3) Fixed income products (including swaps, swaptions, caps, floors, collars, and forward rate agreements) and total return swaps on instruments other than high yield and convertible bonds, in each case involving an Emerging Market Currency (as defined below)	30%

(4) Total return swaps on equities, equity indices, high yield and convertible bonds, and equity options	25%

(5) FX Transactions and Currency Option Transactions involving only Developed Market Currencies	5%

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(6) FX Transactions and Currency Option Transactions involving an Emerging Market Currency	20%

(7) Commodity swaps, options, and forwards (other than Out of Scope Transactions involving an energy Commodity)	30%

(8) Credit derivatives, including credit default swaps and credit spread options	20%

(9)Any other transactions not listed here	As agreed

In respect of the foregoing, if there is a Notional Amount set forth in the Confirmation evidencing an Out of Scope Transaction, the notional principal amount will be such Notional Amount. If there is no Notional Amount set forth in the Confirmation evidencing an Out of Scope Transaction, Party A shall determine the notional principal amount of such Out of Scope Transaction, subject to the following:

(i) if such Out of Scope Transaction is an FX Transaction or Currency Option Transaction, the Transaction Independent Amount shall be based on the USD amount involved in such Out of Scope Transaction (provided, however, that if there is no USD amount involved in such Out of Scope Transaction, then on the USD equivalent, as determined by Party A, of the amount payable to Party A under such Out of Scope Transaction at such time or thereafter; and provided, further, that, for this purpose, all such Out of Scope Transactions will be treated as Deliverable and the amount payable to Party A in respect of each Currency Option Transaction will be determined on the basis that such Currency Option Transaction will be exercised),

(ii) if such Out of Scope Transaction is an equity Option Transaction, the Transaction Independent Amount shall be based on the product of the Strike Price times the Option Entitlement (if any) times the Number of Options of such Out of Scope Transaction, and

(iii) if such Out of Scope Transaction involves a Commodity (other than an energy Commodity), the Transaction Independent Amount shall be based on an amount equal to the product of the highest Notional Quantity for a Calculation Period (or if there is only one Calculation Period, the Total Notional Quantity) times the Specified Price on the Trade Date of such Out of Scope Transaction (provided, however, that if such Out of Scope Transaction involves an energy Commodity, the Transaction Independent Amount shall be an amount equal to the product of (a) the total notional principal amount of such Out of Scope Transaction (the Total Notional Quantity or other similar quantity definition denominating the entire quantity for the term of such Out of Scope Transaction) times (b) the fixed price (or contract price or other similar pricing definition for the price of the Commodity subject to such Out of Scope Transaction as of the Trade Date) times (c) 15%).

If any Out of Scope Transaction involves more than one Notional Amount, the higher value will apply for purposes of this calculation. If in any case the relevant amount is not expressed in USD, the USD equivalent thereof, as determined by Party A, shall be applicable for the purposes of determining the Transaction Independent Amount with respect to Out of Scope Transactions.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(Terms used in subsections (i), (ii), and (iii) immediately above without definition herein shall have the meanings set forth in the Confirmation of the relevant Out of Scope Transaction.)

“Currency Stress Amount” means, as of the relevant Valuation Date, an amount determined by Party A representing the greatest potential loss to Party B in respect of In Scope Transactions resulting from the application of one or more risk scenarios formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which scenarios are based on, among other things, changes to the valuations of certain currencies or groups of currencies.

“Developed Market Country” means a country designated as such from time to time by Party A in its discretion (it being agreed that Party A may from time to time change any such designation of a country).

“Developed Market Currencies” means any currencies (individually, a “Developed Market Currency”) designated as such from time to time by Party A in its discretion (it being agreed that Party A may from time to time change any such designation of a currency and that the Transaction Independent Amount may change as a result thereof (including, without limitation, as a result of a currency then falling within the application of one or more different risk scenarios)).

“Emerging Market Country” means, as of the relevant Valuation Date, any country that is not a Developed Market Country.

“Emerging Market Currency” means, as of the relevant Valuation Date, any currency that is not a Developed Market Currency.

“In Scope Transaction” means, as of the relevant Valuation Date, (i) each Plain Vanilla (as defined below) Transaction that is a forward FX Transaction, Currency Option Transaction relating (y) solely to a Developed Market Currency or floating rate of a Developed Market Country or (z) to an Emerging Market Currency or floating rate of an Emerging Market Country that Party A includes as an In Scope Transaction in either case in its discretion, (ii) each Plain Vanilla (as defined below) Transaction that is a Bullion Trade or a Bullion Option (as defined in the 2005 ISDA Commodity Definitions) that Party A includes as an In Scope Transaction in its discretion, and (iii) each other Transaction that Party A determines in its discretion constitutes an In Scope Transaction; provided, however, that IA Transactions entered into on or after the date of this Agreement will not be In Scope Transactions. “Plain Vanilla” means a Transaction whose material terms are those set forth in the applicable form of Confirmation for that type of Transaction set forth in an exhibit to the definition booklet published by the International Swaps and Derivatives Association, Inc. that applies to that type of Transaction; provided that such Transaction may be confirmed using such form of Confirmation without substantive change; and provided, further, that a Transaction that has material terms set forth in the exhibits to the 2005 Supplement to the 1998 FX and Currency Option Definitions will not be considered Plain Vanilla.

“Interest Rate Stress Amount” means, as of the relevant Valuation Date, an amount determined by Party A representing the greatest potential loss to Party B in respect of In Scope Transactions resulting from the application of one or more risk scenarios formulated by Party A that Party A

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

determines to be appropriate as of such Valuation Date, which scenarios are based on, among other things, changes in the interest rates of certain countries or groups of countries.

“Liquidation Cost” means, as of the Valuation Date, an amount determined by Party A by applying one or more shock factors to In Scope Transactions formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which such shock factors are based on, among other things, changes in the liquidity of the relevant currency.

“Pegged Currency” means a currency selected by Party A whose value Party A determines is pegged to another currency or Party A determines is not otherwise freely floating (it being agreed that Party A may from time to time change any such designation of a currency).

“Pegged Currency Add-on” means, as of the relevant Valuation Date, an amount equal to the sum of the Greatest Negative Nets (as defined below) in respect of all Pegged Currencies determined by Party A resulting from positions of Party B in each Pegged Currency arising under In Scope Transactions (which positions have, in the determination of Party A, currency sensitivity) being shocked in a manner determined by Party A, the resulting potential gains (expressed as a positive number) and losses (expressed as a negative number) to Party B in respect of each such Pegged Currency within each shocking factor being netted against each other, and the negative net amount, if any, representing the highest potential loss to Party B in respect of the shocking factors applied to such Pegged Currency being determined by Party A (in respect of any Pegged Currency, the “Greatest Negative Net”).

“Portfolio Multiplier” means 1.5; provided, however, that Party A may amend the Portfolio Multiplier from time to time by notice to Party B.

“Risk Determination” means, as of the relevant Valuation Date, an amount determined by Party A in respect of In Scope Transactions using such methodology and factors as it determines in its discretion to be appropriate as of such day; provided, however, that such amount will be determined by Party A as follows until such time as Party A notifies Party B that Party A will be using a different methodology and/or factors: an amount equal to Party A’s value at risk for a period of ten days in respect of all In Scope Transactions outstanding as of the relevant day, as determined by Party A as of such day based on a statistical confidence level of 99% using two years of historical data.

“Risk Multiplier” means 1; provided, however, that Party A may amend the Risk Multiplier from time to time by notice to Party B.

“Stress-Based Independent Amount” means, as of the relevant Valuation Date, an amount determined by Party A in respect of In Scope Transactions equal to the sum of (i) the Pegged Currency Add-on plus (ii) the Currency Stress Amount plus (iii) the Interest Rate Stress Amount plus (iv) the Volatility Stress Amount plus (v) the Tenor Based Liquidation Add-on.

“Tenor Based Liquidation Add-on” means, as of the relevant Valuation Date for In Scope Transactions with a tenor greater than 12 months from the trade date, an amount calculated by Party A by: (i) determining the net Liquidation Cost amount for each currency by summing the Liquidation Costs

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

for all In Scope Transactions of such currency, and (ii) aggregating the absolute value of the amounts determined under (i).

“Volatility Stress Amount” means, as of the relevant Valuation Date, an amount determined by Party A representing the greatest potential loss to Party B in respect of In Scope Transactions resulting from the application of one or more risk scenarios formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which scenarios are based on, among other things, changes in the volatilities of options related to certain currencies or groups of currencies.

Party A has provided to Party B descriptions of the risk scenarios that Party A may use, in its discretion, to determine the Currency Stress Amount, the Interest Rate Stress Amount, and the Volatility Stress Amount. Party A may modify or change such risk scenarios from time to time by notice to Party B.

[Signature Page Follows]

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Please confirm your agreement to the terms of the foregoing Paragraph 13 by signing below.

JPMORGAN CHASE BANK, N.A.		CAMBRIDGE MASTER FUND L.P.

		By:	Ceres Managed Futures LLC
By:	/s/ Leila Safai
	Name: Leila Safai Title: Vice President Address: 4 New York Plaza, Floor 21 New York, New York 10004 Attention: Elizabeth Percontino Fascimile Number: 212-622-3491	By:	/s/ Patrick T. Egan
Name: Patrick T. Egan Title: President & Director Address: 522 Fifth Avenue, Floor 7 New York, NY 10036 Attention: Patrick Egan Facsimile Number: 212-507-2065

THE CAMBRIDGE STRATEGY (ASSET MANAGEMENT) LIMITED, in its individual capacity with respect to the represetnations, warranties and covenants made by it

By:	/s/ Edward D Baker
Name: Edward D. Baker Title: Executive Chairman Address: 7th Floor Berger House 36-39 Berkeley Square London SWIJ SAE Fascimile Number:

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

(r)	Exhibit A

Information Statement in accordance with Article 15 of the

Securities Financing Transactions Regulation

This Information Statement is provided for information purposes only and does not amend or supersede the express terms of any Transaction, Collateral Arrangement or any rights or obligations you may have under applicable law, create any rights or obligations, or otherwise affect your or our liabilities and obligations.

1.	Introduction

You have received this Information Statement because you have entered into or may hereafter enter into one or more title transfer collateral arrangements or security collateral arrangements containing a right of use (together, “Collateral Arrangements”) with us.

This Information Statement has been prepared to comply with Article 15 of the Securities Financing Transactions Regulation by informing you of the general risks and consequences that may be involved in consenting to a right of use of collateral provided under a security collateral arrangement or of concluding a title transfer collateral arrangement (“Re-use Risks and Consequences”). The information required to be provided to you pursuant to Article 15 of the Securities Financing Transactions Regulation relates only to Re-use Risks and Consequences, and so this Information Statement does not address any other risks or consequences that may arise as a result of your particular circumstances or as a result of the terms of particular Transactions.

This Information Statement is not intended to be, and should not be relied upon as, legal, financial, tax, accounting or other advice. Unless otherwise expressly agreed in writing, we are not providing you with any such legal, financial, tax, accounting or other advice and you should consult your own advisors for advice on consenting to a right of use of collateral provided under a security collateral arrangement or on concluding a title transfer collateral arrangement, including the impact on your business and the requirements of, and results of, entering into any Transaction.

Appendix 2 sets out an indicative (but not exhaustive) list of types of agreement that may constitute Collateral Arrangements.

Appendix 3 sets out alternative disclosures that are applicable if we are (1) a U.S. broker-dealer or futures commission merchant or (2) a U.S. bank or U.S. branch or agency office of a non-U.S. bank.

In this Information Statement:

•

“we”, “our”, “ours” and “us” refer to the provider of this Information Statement that may conduct Transactions with you (or, where we are acting on behalf of another person, including where that person is an affiliate, that person);

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

•

“you”, “your” and “yours” refer to each of the persons to which this Information Statement is delivered or addressed in connection with entering into, continuing, executing or agreeing upon the terms of Transactions with us (or, where you are acting on behalf of other persons, each of those persons);

•

“right of use” means any right we have to use, in our own name and on our own account or the account of another counterparty, financial instruments received by us by way of collateral under a security collateral arrangement between you and us;

•

“Securities Financing Transactions Regulation” means Regulation (EU) 2015/2365 of the European Parliament and of the Council of 25 November 2015 on transparency of securities financing transactions and of reuse and amending Regulation (EU) No 648/2012 (as amended from time to time);

•

“Transaction” means a transaction entered into, executed or agreed between you and us under which you agree to provide financial instruments as collateral, either under a security collateral arrangement or under a title transfer collateral arrangement;

•

“financial instruments”, “security collateral arrangement” and “title transfer collateral arrangement” have the meaning given to those terms in the Securities Financing Transactions Regulation. These are set out in Appendix 1 for reference.

2.	Re-use Risks and Consequences

a)

Where you provide financial instruments to us under a title transfer collateral arrangement or if we exercise a right of use in relation to any financial instruments that you have provided to us by way of collateral under a security collateral arrangement containing a right of use, we draw your attention to the following Re-use Risks and Consequences:[1]

i.

your rights, including any proprietary rights that you may have had, in those financial instruments will be replaced by an unsecured contractual claim for delivery of equivalent financial instruments subject to the terms of the relevant Collateral Arrangement;

ii.	those financial instruments will not be held by us in accordance with client asset rules, and, if they had benefited from any client asset protection rights, those

[1]

As noted above, Appendix 3 sets forth the risks and consequences that may arise in connection with re-use of financial instruments by a U.S. broker-dealer, U.S. futures commission merchant, or U.S. bank or U.S. branch or agency office of a non-U.S. bank.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

protection rights will not apply (for example, the financial instruments will not be segregated from our assets and will not be held subject to a trust);

iii.

in the event of our insolvency or default under the relevant agreement your claim against us for delivery of equivalent financial instruments will not be secured and will be subject to the terms of the relevant Collateral Arrangement and applicable law and, accordingly, you may not receive such equivalent financial instruments or recover the full value of the financial instruments (although your exposure may be reduced to the extent that you have liabilities to us which can be set off or netted against or discharged by reference to our obligation to deliver equivalent financial instruments to you);

iv.

in the event that a resolution authority exercises its powers under any relevant resolution regime in relation to us any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant resolution authority and:

a)	your claim for delivery of equivalent financial instruments may be reduced (in part or in full) or converted into equity; or

b)	a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities although you may be protected to the extent that the exercise of resolution powers is restricted by the availability of set-off or netting rights;

v.

as a result of your ceasing to have a proprietary interest in those financial instruments you will not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties);

vi.

in the event that we are not able to readily obtain equivalent financial instruments to deliver to you at the time required: you may be unable to fulfil your settlement obligations under a hedging or other transaction you have entered into in relation to

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

those financial instruments; a counterparty, exchange or other person may exercise a right to buy-in the relevant financial instruments; and you may be unable to exercise rights or take other action in relation to those financial instruments;

vii.	subject to any express agreement between you and us, we will have no obligation to inform you of any corporate events or actions in relation to those financial instruments;

viii.

you will not be entitled to receive any dividends, coupon or other payments, interests or rights (including securities or property accruing or offered at any time) payable in relation to those financial instruments, although the express written terms of the relevant Collateral Arrangement or Transaction may provide for you to receive or be credited with a payment by reference to such dividend, coupon or other payment (a “manufactured payment”);

ix.

the provision of title transfer collateral to us, our exercise of a right of use in respect of any financial collateral provided to us by you and the delivery by us to you of equivalent financial instruments may give rise to tax consequences that differ from the tax consequences that would have otherwise applied in relation to the holding by you or by us for your account of those financial instruments;

x.

where you receive or are credited with a manufactured payment, your tax treatment may differ from your tax treatment in respect of the original dividend, coupon or other payment in relation to those financial instruments.

b.	Where we provide you with clearing services (whether directly as a clearing member or otherwise), we draw your attention to the following additional Re-use Risks and Consequences:

i.

if we are declared to be in default by an EU central counterparty (“EU CCP”) the EU CCP will try to transfer (“port”) your transactions and assets to another clearing broker or, if this cannot be achieved, the EU CCP will terminate your transactions;

ii.

in the event that other parties in the clearing structure default (e.g., a central counterparty, a custodian, settlement agent or any clearing broker that we may instruct) you may not receive all of your assets back and your rights may differ depending on the law of the country in which the party is incorporated (which may not necessarily be English law) and the specific protections that that party has put in place;

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

iii.

in some cases a central counterparty may benefit from legislation which protects actions it may take under its default rules in relation to a defaulting clearing member (e.g., to port transactions and related assets) from being challenged under relevant insolvency law.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Appendix 1

Defined terms for the purposes of the Securities Financing Transactions Regulation:

“financial instrument” means the instruments set out in Section C of Annex I to Directive 2014/65/EU on markets in financial instruments, and includes without limitation:

1)	Transferable securities;

2)	Money-market instruments;

3)	Units in collective investment undertakings.

“title transfer collateral arrangement” means an arrangement, including repurchase agreements, under which a collateral provider transfers full ownership of financial collateral to a collateral taker for the purpose of securing or otherwise covering the performance of relevant financial obligations.

“security collateral arrangement” means an arrangement under which a collateral provider provides financial collateral by way of security in favour of, or to, a collateral taker, and where the full ownership of the financial collateral remains with the collateral provider when the security right is established.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Appendix 2

We have set out below examples of the types of agreements to which this Information Statement applies. These examples are for illustrative purposes only and should not be relied upon as a legal determination of the characterisation of each agreement. The fact that an agreement is grouped with Title Transfer Collateral Agreements below does not preclude its characterisation as a Security Collateral Arrangement with a right of use and vice versa. Moreover, the characterization of an agreement may be different under U.S. and European law.

Title Transfer Collateral Arrangement

Such arrangements may include without limitation:

•	Overseas Securities Lender’s Agreement

•	Global Master Securities Lending Agreement

•	Global Master Repurchase Agreement

•	SIFMA Master Repurchase Agreement

•	An ISDA Master Agreement incorporating an English Law ISDA Credit Support Annex

•

An ISDA/FIA Client Cleared OTC Derivatives Addendum which provides for title transfer collateral arrangements and in particular where entered into in connection with an English law governed ISDA Master Agreement which includes the English law CSA Collateral Terms as set out in Appendix 1 thereto, or when entered into in connection with a relevant FIA client clearing agreement

•	Master Gilt Edged Stock Lending Agreement

•	Master Equity and Fixed Interest Stock Lending Agreement

•	Prime brokerage agreements which provide for title transfer collateral arrangements

•	FIA client clearing agreements for exchange traded and other cleared derivatives which provide for title transfer collateral arrangements

•	FIA Clearing Module which provides for title transfer collateral arrangements

•	Any bespoke agreements granting security by way of transfer of title to the secured party

•	Futures & Options Client Agreements

•	FBE European Master Agreement with Product Annex for Repurchase Transactions

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

•	ISDA Master Agreement incorporating a Japanese Law 1995 Credit Support Annex (Loan) and Japanese Law 2008 Credit Support Annex (Loan)

•	ISDA Master Agreement incorporating a New York Law ISDA Credit Support Annex with Loan & Set-off language

•	Convention-Cadre FBF Relative aux Opérations de Pension Livrées (FBF Master Agreement for Repurchase Transactions)

Security Collateral Arrangement containing a right of use

Such arrangements may include without limitation:

•	An ISDA Master Agreement incorporating a New York Law ISDA Credit Support Annex

•

An ISDA/FIA Client Cleared OTC Derivatives Addendum which provides for security collateral arrangements and in particular where entered into in connection a New York law governed ISDA Master Agreement including the New York law CSA Collateral Terms as set out in Appendix 2 thereto, or when entered into in connection with a relevant FIA client clearing agreement

•	An ISDA Master Agreement in respect of which an English Law ISDA Credit Support Deed incorporating a right of use is a credit support document

•	Prime brokerage agreements which provide for the creation of security over financial instruments

•	FIA client clearing agreements for exchange traded and other cleared derivatives which provide for a creation of security over financial instruments

•	FIA Clearing Module which provides for a creation of security over financial instruments

•	Security arrangements in relation to margin loan documentation and associated custody agreements

•

SIFMA Master Securities Lending Agreement (this agreement is generally a security collateral arrangement with respect to collateral delivered to the lender; the borrower takes title to the borrowed securities)

•	Any bespoke security agreements creating security in respect of financial instruments with rehypothecation rights or a right of use over the financial instruments in favour of the secured party

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

•	SIFMA Master Securities Forward Transaction Agreement

•	Futures & Options Client Agreements

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Appendix 3

U.S. BROKER-DEALER, U.S. FUTURES COMMISSION MERCHANT, or U.S. BANK:

This Appendix describes the Re-use Risks and Consequences that may arise under Collateral Arrangements with a bank chartered under U.S. federal or state law, a U.S. branch or agency office of a non-U.S. bank (any such bank, branch, or agency office, a “U.S. banking organization”), a U.S. entity that is registered as a broker-dealer with the U.S. Securities and Exchange Commission (“broker-dealer”), or a U.S. entity that is registered as a futures commission merchant with the Commodity Futures Trading Commission (“FCM”). A single U.S. entity can operate, and be regulated, as both a broker-dealer and an FCM, but it remains subject to separate regulatory requirements with respect to its separate activities.

U.S. law draws a distinction between financial instruments delivered to a broker-dealer or FCM and treated as customer assets (“Customer Assets”), financial instruments held by a U.S. banking organization in a trust or custodial capacity (“Custodial Assets”), and financial instruments delivered or pledged to a U.S. banking organization, broker-dealer, or FCM in a principal (non-customer) capacity (“Non-Customer Assets”). Customer Assets held by a broker-dealer or FCM are subject to mandatory segregation requirements under the rules of the SEC and CFTC, respectively, and special-purpose insolvency regimes under which segregated assets, i.e., Customer Assets and cash required to be held in segregated accounts, are distributed to customers. Custodial Assets held by a U.S. banking organization are generally segregated on an account- or customer-specific basis, while in some circumstances broker-dealers and FCMs are permitted to segregate Customer Assets on an omnibus basis for all customers.

Financial instruments held in a securities account at a broker-dealer or delivered to an FCM as margin (or “performance bond”) for a cleared derivative generally constitute Customer Assets. On the other hand, securities delivered to us under a repurchase or securities lending agreement generally do not constitute Customer Assets. If, with respect to Customer Assets received by us as a broker-dealer, you separately agree to lend financial instruments to us under a securities lending agreement, or agree to sell financial instruments to us under a repurchase agreement, then the financial instruments are removed from your account and are no longer eligible for customer protection. Any financial instruments delivered to us under such transactions are Non-Customer Assets. If you are uncertain whether a financial instrument pledged or delivered to us is a Customer Asset, please obtain legal advice.

With respect to Customer Assets received by us as an FCM in connection with your CFTC-regulated transactions, we generally cannot use such Customer Assets other than to margin, guarantee or secure those transactions. That is, we may transfer such assets to segregated or secured accounts established by us with banks, clearing houses and clearing brokers, which acknowledge, via rules or written agreements, that such Customer Assets are the property of the FCM’s customers and can be utilized solely to margin, guarantee or secure customer transactions. In addition, an FCM may, pursuant to repurchase agreements, substitute such segregated Customer Assets, subject to very strict CFTC

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

regulations, including the requirement that such substitution is made on a “delivery versus delivery” basis, and the market value of the substituted securities is at least equal to that of the Customer Assets being substituted. To the extent segregated assets were found to be insufficient to satisfy customer claims in full, customers would continue to have a claim against the proprietary assets of the FCM.

With respect to Customer Assets received by us as a broker-dealer in connection with your SEC-regulated transactions, we generally can use such Customer Assets only with your consent and subject to regulatory usage limits that are imposed both at the account level (by reference to the amount of your obligations to us) and across all customers (by reference to the amount of all customer obligations to us). The SEC requires that broker-dealers perform a daily valuation of Customer Assets (including related customer obligations) and maintain in segregation either Customer Assets or cash or other high-grade assets such that the value of segregated assets will at all times exceed the value of all Customer Assets net of customer obligations to the broker-dealer. Further, to the extent segregated assets were to be insufficient to satisfy customer claims in full, customers would continue to have a claim against the proprietary assets of the broker-dealer.

Notwithstanding point (b) of paragraph 2 of Article 15 of the Securities Financing Transactions Regulation, when we use your Customer Assets, they continue to be included on your account statement reflecting their status as Customer Assets, and we may not identify to you the financial instruments that we have used.

If we are a broker-dealer or FCM, our exercise of our right to use Customer Assets has no effect on the nature of your property interest in the financial instruments or on your rights as a customer in the event of our insolvency. The amount of your customer claim in a broker-dealer or FCM insolvency proceeding is a function of the value of assets held in your account and the amount of your obligations to us, if any. In a broker-dealer or FCM insolvency proceeding, all customers generally receive the same pro rata share of their claims based on Customer Assets (and customer cash), regardless of whether their financial instruments were subject to use or were used by the broker-dealer or FCM. (In the case of an FCM insolvency, customers are separated into several account classes based on product type, and recoveries may vary across account classes. Customers within the same account class receive the same pro rata share of all customer claims within that class.)

In the insolvency of a U.S. banking organization, Custodial Assets are generally returned to their owners to the extent such assets are available for distribution. Your consent to our use of your financial instruments may prevent them from being treated as Custodial Assets, and it may jeopardize your right to obtain their return in the event of our insolvency.

Collateral Arrangements with respect to Non-Customer Assets can take a variety of forms with differing legal characterizations and practical consequences. Generally, a title transfer collateral arrangement entitles you only to a creditor claim for the return of your financial instruments. Under a security collateral arrangement, in some cases you may retain a property interest in the financial instruments delivered to us as collateral, but your property right (if any) may be subject to superior rights of our creditors or of a party to which we have transferred the financial instruments. Additionally, in the event of our insolvency, you may lose your property interest if you are unable to identify your property as distinct from our other assets, and our use of your financial instruments may impair your ability to do so.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

This Appendix is not intended to provide a complete description of the treatment of Collateral Arrangements under U.S. law or the U.S. customer protection system, and you should not rely on it for that purpose.

If we are a U.S. broker-dealer, U.S. FCM, or U.S. banking organization, Sections 2(a)(i) through (v) of the Information Statement do not apply. Instead, where you provide financial instruments to us under a title transfer collateral arrangement or if we exercise a right of use in relation to any financial instruments that you have provided to us by way of collateral under a security collateral arrangement containing a right of use, we draw your attention to the following Re-use Risks and Consequences:

Paragraph 2. Risks in Connection with Financial Instruments That Are Customer Assets

If we are a U.S. broker-dealer or FCM and your financial instruments are Customer Assets, then we are permitted to use your financial instruments (i) to post as margin in respect of CFTC-regulated products with a clearing organization or other intermediary, and (ii) as otherwise permitted within the limits imposed by U.S. customer protection rules. When we use your Customer Assets, we may not hold them in segregation or trust, depending on the applicable U.S. regulation, but we continue to report them on your account statement reflecting their status as Customer Assets. As a result of our use of your Customer Assets, those assets are subject to the Re-use Risks and Consequences listed in Sections 2(a)(vi) through (x) of the Information Statement. In addition, if we provide you with clearing services (whether directly as a clearing member or otherwise), Customer Assets are subject to the Re-use Risks and Consequences listed in Section 2(b) of the Information Statement.

Moreover, as a result of our use of those financial instruments (including, in some cases, your ceasing to have a proprietary interest in those financial instruments), or the failure of a third party to deliver to us financial instruments, you may not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties).

However, our right to use Customer Assets and our actual use of Customer Assets do not present any insolvency-related Re-use Risks and Consequences. This is because, as described above, in the event of our insolvency your claim for Customer Assets would be calculated according to a formula that does not take our use of assets into account.

In the event that a receiver, conservator or other insolvency official exercises its powers under an insolvency regime in relation to us, any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant authority and a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities. However, this risk exists regardless of whether we have used your financial instruments or you have consented to their use.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Paragraph 3. Risks in Connection with Financial Instruments That Are Non-Customer Assets

Non-Customer Assets are not protected by the U.S. customer protection rules that apply to Customer Assets. If we are a U.S. broker-dealer or FCM and your financial instruments are Non-Customer Assets, or we are a U.S. banking organization, and you have granted us a right to use your financial instruments, then we will not hold such financial instruments in segregation or trust. Your rights, including any proprietary rights that you may have had, in those financial instruments may be replaced by a contractual claim (which would be unsecured unless otherwise agreed) for the delivery of equivalent financial instruments subject to the terms of the relevant Collateral Arrangement. As a result of our use of your Non-Customer Assets, those assets are subject to the Re-use Risks and Consequences listed in Sections 2(a)(vi) through (x) of the Information Statement.

If we are a U.S. banking organization, as a result of your consent to our use of your financial instruments, those financial instruments may not be held by us in accordance with the rules that apply to Custodial Assets, and, if they had benefited from any protections as Custodial Assets, those protection rights may not apply (for example, the financial instruments will not be segregated from our assets and will not be held subject to a trust).

Moreover, as a result of our use of financial instruments (including, in some cases, your ceasing to have a proprietary interest in those financial instruments), or the failure of a third party to deliver to us financial instruments, you may not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties).

In the event of our insolvency your rights in financial instruments that we have used may be replaced by a general claim (which would be unsecured unless otherwise agreed) against us for equivalent financial instruments or the value of those financial instruments, and you may not receive such equivalent financial instruments or recover the full value of the financial instruments (although your exposure may be reduced to the extent that we have provided collateral to you or you have liabilities to us which can be set off or netted against or discharged by reference to our obligation to deliver equivalent financial instruments to you). To the extent you retain a property interest in financial assets we have used, our use of the financial instruments may give other parties superior rights in them and may interfere with your ability to identify the financial instruments for the purpose of obtaining their return.

In the event that a receiver, conservator or other insolvency official exercises its powers under an insolvency regime in relation to us, any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant authority and a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities. However, this risk exists regardless of whether we have used your financial instruments or you have consented to their use.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.